Exhibit (24)
POWER OF ATTORNEY
The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Robert A. Wason IV, Amy M. Tucker and Jerry F. Perkins, Jr. and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2008 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.
The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.
IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 26th day of February, 2009.

/s/ John D. Baker, II

John D. Baker, II

/s/ Philip J. Carroll, Jr.

Philip J. Carroll, Jr.

/s/ Phillip W. Farmer

Phillip W. Farmer

/s/ H. Allen Franklin

H. Allen Franklin

/s/ Ann McLaughlin Korologos

Ann McLaughlin Korologos

/s/ Douglas J. McGregor

Douglas J. McGregor

/s/ James V. Napier

James V. Napier

/s/ Richard T. O’Brien

Richard T. O’Brien

/s/ Donald B. Rice

Donald B. Rice

/s/ Orin R. Smith

Orin R. Smith

/s/ Vincent J. Trosino

Vincent J. Trosino